Exhibit 99.1

Voya Financial Announces Second-Quarter 2026 Results

NEW YORK, August 4, 2026 — Voya Financial, Inc. (NYSE: VOYA) announced today its second-quarter 2026 financial results:
•Second-quarter 2026 net income available to common shareholders of $90 million, or $0.97 per diluted share.
•Second-quarter 2026 after-tax adjusted operating earnings1 of $140 million, or $1.51 per diluted share.
◦Results included approximately $40 million of pre-tax severance expenses in Corporate related to targeted actions to improve operating efficiency and reduce ongoing operating expenses and a $15 million pre-tax loss from alternative investment results.
◦The operating efficiency actions are expected to generate ongoing expense savings that fully offset this severance expense within the next two quarters.
•Excess capital generation of approximately $150 million, exceeding 100% of after-tax adjusted operating earnings, while capital returns of approximately $200 million through common dividends and share repurchases remained robust.
•Business results remained strong, driven by higher fee-based revenues, continued commercial growth and disciplined operating execution across the company.
◦Strong underlying performance trends and benefits from expense actions support robust outlook for second half of 2026.
•Surpassed 10 million Retirement participant accounts and successfully completed integration of OneAmerica, demonstrating strong execution while enhancing our scale, capabilities, and long-term growth position in Retirement.

“Our businesses performed well during the second quarter, reflecting continued commercial momentum, higher fee-based revenues and disciplined execution across the company,” said Heather Lavallee, chief executive officer, Voya Financial. “These results demonstrate the strength of our workplace-centered business model, and the complementary capabilities of Voya Investment Management, which together position us to meet a broader range of customer needs while delivering value for shareholders. Strong underlying performance trends across our businesses, together with benefits from actions we took this quarter to reduce ongoing operating expenses, support our confidence in a robust outlook for the third and fourth quarters of 2026."

“We also completed the integration of OneAmerica in the quarter, an important milestone that strengthens our Retirement platform and expands our ability to serve customers while exceeding our financial goals for the acquisition,” Lavallee added. “Combined with the momentum we are seeing across our businesses, this progress reflects our focus on executing our strategy, investing in growth opportunities and further strengthening Voya’s long-term competitive position.”

Second-Quarter 2026 Consolidated Results
Second-quarter 2026 net income available to common shareholders was $90 million, or $0.97 per diluted share, compared with $162 million, or $1.66 per diluted share, in second-quarter 2025. The change primarily reflects lower after-tax adjusted operating earnings, partially offset by lower acquisition and integration costs.

Second-quarter 2026 after-tax adjusted operating earnings were $140 million, or $1.51 per diluted share, compared with $240 million, or $2.46 per diluted share, in second-quarter 2025. The decrease was primarily driven by lower alternative investment income and severance expenses incurred during the second-quarter of 2026. These impacts were partially offset by the continued strength of our core businesses, supported by higher fee income in Retirement and Investment Management, continued commercial momentum and disciplined margin management.

Business Segment Results
Retirement
Retirement second-quarter 2026 pre-tax adjusted operating earnings were $190 million, a decrease from $235 million in the prior-year period. Strong underlying business momentum, including a 10% increase in fee-based revenues year-over-year, was more than offset by lower alternative investment income and planned strategic investment spend.

Net revenues for the trailing twelve months (TTM) ended Jun. 30, 2026 increased 10% compared with the prior-year period, driven by acquired spread- and fee-based revenues from the successful integration of OneAmerica, alongside positive capital markets and continued commercial momentum.

Adjusted operating margin for the TTM ended Jun. 30, 2026 was 37.9%, compared with 39.3% in the prior-year period, and remained within the company's target margin range.

Total client assets as of Jun. 30, 2026 were $863 billion, up 14% from $757 billion as of Jun. 30, 2025. The Retirement business surpassed 10 million participant accounts during the quarter, underscoring its expanding scale in the retirement industry.

Investment Management
Investment Management second-quarter 2026 pre-tax adjusted operating earnings, excluding noncontrolling interest, were $57 million, compared with $51 million in the prior-year period. The 12% increase was primarily due to higher fee-based revenues benefiting from strong business momentum and positive capital markets.

Net revenues for the TTM ended Jun. 30, 2026 grew 6% compared with the prior-year period, due to continued organic growth resulting in higher fee income in both Institutional and Retail channels.

1 This press release includes certain non-GAAP financial measures, including adjusted operating earnings. More information on non-GAAP measures, and reconciliations to the most comparable U.S. GAAP measures, can be found in the "Use of Non-GAAP Financial Measures" and reconciliation tables at the end of this press release, and in the “Non-GAAP Financial Measures” section of the company’s Quarterly Investor Supplement, which is available at investors.voya.com.

Adjusted operating margin for the TTM ended Jun. 30, 2026 was 29.0%, a 100-basis point increase from the prior-year period.

Investment Management generated net inflows of $1.2 billion (excluding divested businesses) during the three months ended Jun. 30, 2026. Assets under management were $377 billion as of Jun. 30, 2026 compared with $360 billion as of Jun. 30, 2025. Separately, Assets under advisory (AUA) generated net inflows of $1.0 billion (excluding divested businesses) during the three months ended Jun. 30, 2026. AUA assets were $63 billion as of Jun. 30, 2026, compared with $54 billion as of Jun. 30, 2025.

Employee Benefits
Employee Benefits second-quarter 2026 pre-tax adjusted operating earnings were $22 million, down from $69 million in the prior-year period. The prior-year period benefited from more favorable prior-year claims development in Stop Loss. Voluntary loss ratios increased in the quarter from the lower levels observed in the prior-year period.

Net revenues for the TTM ended Jun. 30, 2026 increased 13% compared with the prior-year period, reflecting continued underwriting discipline, with the total aggregate loss ratio improving to 74% from 79% in the prior-year period.

Adjusted operating margin for the TTM ended Jun. 30, 2026 was 11.0% compared with 3.7% in the prior-year period, reflecting continued progress on initiatives to improve profitability through underwriting discipline, pricing actions and expense management.

Employee Benefits second-quarter 2026 annualized in-force premiums and fees of $3.6 billion were relatively consistent compared with the prior-year period, as a result of prioritizing margin improvement over growth.

Corporate
Corporate second-quarter 2026 pre-tax adjusted operating losses, excluding noncontrolling interest, were $102 million, compared with losses of $67 million in the prior-year period, primarily reflecting approximately $40 million of severance expenses related to targeted actions to improve operating efficiency and reduce ongoing operating expenses.

Capital
Supported by continued cash generation, Voya continued to create shareholder value through disciplined capital deployment. For the second-quarter 2026, the company generated approximately $150 million of excess capital and exceeded 100% conversion of after-tax adjusted operating earnings. In the second-quarter, the company completed its accelerated share repurchase program of $150 million at an average share price of $78.97. Additionally, the $42 million of common stock dividends drove a combined capital return to shareholders of approximately $200 million. At Jun. 30, 2026, remaining share repurchase authorization totaled $263 million.

As of Jun. 30, 2026, the company's balance sheet remained flexible and well-positioned with excess capital of approximately $200 million, compared with approximately $650 million at Mar. 31, 2026. As planned, the decrease reflects the repayment of maturing debt during the second-quarter that was primarily prefunded through the debt issuance completed in the first-quarter of 2026. The company’s strong balance sheet continues to provide the flexibility to invest in growth, return capital to shareholders and support long-term value creation.

Additional Financial Information and Earnings Call
More detailed financial information can be found in the company’s quarterly investor supplement, which is available on Voya’s investor relations website, investors.voya.com. In addition, Voya will host a conference call on Wednesday, August 5, 2026, at 10 a.m. ET, to discuss the company’s second-quarter 2026 results. The call and slide presentation can be accessed via the company’s investor relations website at investors.voya.com. A replay of the call will be available on the company’s investor relations website, investors.voya.com, starting at approximately 1 p.m. ET on August 5, 2026.

Media Contact:                            Investor Contact:
Donna Sullivan                         Mei Ni Chu
Donna.Sullivan@voya.com                    IR@voya.com

About Voya Financial
Voya Financial, Inc. (NYSE: VOYA) is a leading retirement, employee benefits and investment management company. Voya’s services and solutions help clear the path to financial confidence and a more fulfilling life for individual, workplace and institutional clients, supporting more than 18 million customer relationships. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya fosters a culture that values customer centricity, integrity, accountability, agility and inclusivity. Together with customers and partners, Voya employees fight for everyone's opportunity for a better financial future. For more information visit voya.com and follow Voya Financial on Facebook, LinkedIn and Instagram.

Use of Non-GAAP Financial Measures
We believe that Adjusted operating earnings before income taxes is a meaningful measure used by management to evaluate our business and segment performance. This measure enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying core business segments. It excludes results from exited businesses and items that tend to be highly variable from period to period based on capital market conditions or other factors which distort the ability to make a meaningful evaluation of our segments. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure Income (loss) before income taxes. Adjusted operating earnings before income taxes does not replace Income (loss) before income taxes as the U.S. GAAP measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both measures when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) before income taxes for the following items:
•Net investment gains (losses);
•Income (loss) related to businesses exited or to be exited through reinsurance or divestment;
•Income (loss) attributable to noncontrolling interests to which we are not economically entitled;
•Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings before income taxes that are available to common shareholders;
•Other adjustments may include the following items:
◦Income (loss) related to early extinguishment of debt;
◦Impairment of goodwill and intangible assets;
◦Amortization of acquisition-related intangible assets as well as contingent consideration fair value adjustments;
◦Expected return on plan assets net of interest costs associated with our qualified defined benefit pension plan and immediate recognition of net actuarial gains (losses) related to all of our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments; and
◦Other items not indicative of normal operations or performance of our segments or that may be related to events such as capital or organizational restructurings, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities, and expenses attributable to vacant real estate.

Sources of Earnings
We analyze our segment performance based on the sources of earnings. We believe that this supplemental information is useful because we use it to analyze our business and it can help investors understand the main drivers of Adjusted operating earnings before income taxes. The sources of earnings include:
•Investment spread and other investment income.
•Fee-based margin.
•Net underwriting gain (loss).
•Administrative expenses.
•Premium taxes, fees and assessments.
•Net commissions.
•DAC/VOBA and other intangibles amortization.

Net Revenue and Adjusted Operating Margin
•Adjusted operating margin is defined as Adjusted operating earnings before income taxes divided by net revenue.
•Net revenue is the sum of investment spread and other investment income, fee-based margin, and net underwriting gain (loss).
•The primary adjustment to derive Net revenue is reducing Adjusted operating revenues by “Interest credited and other benefits to contract owners / policyholders”. This adjustment primarily reflects the interest credited to customers for general account products in our Retirement and Employee Benefits segments and the benefits paid to customers in our Employee Benefits segment for Group Life, Stop Loss, and Voluntary products. This adjustment allows us to report to investors our investment spread and our net underwriting gain and loss, which are meaningful measures used by management to evaluate our business and segment performance. Investment spread informs investors how we set crediting rates relative to the yield we earn on our general account investments and net underwriting gain and loss informs investors how we set premiums relative to incurred benefits to policyholders (“loss ratio”).

Forward-Looking and Other Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) global market and geopolitical risks (including war and terrorism), including general economic conditions, impacts of a U.S. government shutdown, interest rates, inflation, tariffs imposed or proposed by the U.S. or foreign governments and our ability to manage such risks; (ii) liquidity and credit risks, including financial strength or credit ratings downgrades, requirements to post collateral, and availability of funds through dividends from our subsidiaries or lending programs; (iii) strategic and business risks, including our ability to maintain market share, achieve desired results from our acquisitions and dispositions, adapt to disruptive technology or innovations, or otherwise manage our third-party relationships; (iv) investment risks, including the ability to achieve desired returns or liquidate certain assets; (v) operational risks, including cybersecurity and privacy failures and our dependence on third parties; and (vi) tax, regulatory and legal risks, including limits on our ability to use deferred tax assets, changes in law, regulation or accounting standards, and our ability to comply with regulations. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) – Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended Dec. 31, 2025 as filed with the SEC on February 20, 2026, and in our Quarterly Report on Form 10-Q for the three months ended Jun. 30, 2026, to be filed with the SEC on or before August 10, 2026.

VOYA-IR VOYA-CF

Consolidated Statement of Operations
	Three Months Ended
(in millions USD, except per share)	6/30/2026	6/30/2025

Revenues
Net investment income	$537	$584
Fee income	620	577
Premiums	716	718
Net gains (losses)	(40)	(41)
Other revenues	112	100
Income (loss) related to consolidated investment entities	(49)	43
Total revenues	1,896	1,981
Benefits and expenses
Interest credited and other benefits to contract owners/policyholders	(825)	(801)
Operating expenses	(898)	(857)
Net amortization of DAC/VOBA	(62)	(58)
Interest expense	(33)	(28)
Operating expenses related to consolidated investment entities	(44)	(49)
Total benefits and expenses	(1,862)	(1,793)
Income (loss) before income taxes	34	188
Income tax expense (benefit)	16	27
Net income (loss)	18	161
Less: Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interest	(76)	(5)
Net income (loss) available to Voya Financial, Inc.	94	166
Less: Preferred stock dividends	4	4
Net income (loss) available to Voya Financial, Inc.'s common shareholders	$90	$162
Net income (loss) available to Voya Financial, Inc.'s common shareholders per common share:
Basic	$0.99	$1.69
Diluted	$0.97	$1.66

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Three Months Ended
	6/30/2026		6/30/2025
(in millions USD, except per share)	After-tax (1)	Per share	After-tax (1)	Per share
Net Income (loss) available to Voya Financial, Inc.'s common shareholders	$90	$0.97	$162	$1.66
Less:
Net investment gains (losses)	(16)	(0.18)	(23)	(0.23)
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	(23)	(0.25)	(24)	(0.24)
Other adjustments (2)	(10)	(0.11)	(31)	(0.32)
Adjusted operating earnings	$140	$1.51	$240	$2.46
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings. For net investment gains (losses), income (loss) related to businesses exited, and other non-operating items, we apply a 21% tax rate and adjust for related tax benefits and expenses, including changes to tax valuation allowances and impacts related to changes in tax law.
(2) Primarily consists of acquisition and integration costs associated with recent transactions and amortization of acquisition-related intangible assets. For the three months ended Jun. 30, 2025, also includes $18 million, after-tax, of severance expenses.

Adjusted Operating Earnings
	Three Months Ended
(in millions USD, except per share)	6/30/2026	6/30/2025
Adjusted operating earnings
Retirement	$190	$235
Investment Management	57	51
Employee Benefits	22	69
Corporate	(102)	(67)
Adjusted operating earnings before income taxes	167	289
Less: Income taxes (1)	27	49
Adjusted operating earnings after income taxes	$140	$240
Adjusted operating earnings per share	1.51	2.46
Note: Totals may not sum due to rounding.
(1) For adjusted operating earnings, we apply a 21% tax rate and adjust for the dividends received deduction, tax credits, non-deductible compensation, and other tax benefits and expenses that relate to adjusted operating earnings.

Net Revenue, Adjusted Operating Earnings and Adjusted Operating Margin
	Twelve Months Ended
(in millions USD)	6/30/2026	6/30/2025
Net revenue
Retirement	$2,417	$2,194
Investment Management	1,053	996
Employee Benefits	1,105	974
Total net revenue	$4,575	$4,164

Adjusted operating earnings
Retirement	$915	$863
Investment Management including noncontrolling interest	305	279
Employee Benefits	122	36
Adjusted operating earnings, excluding Corporate	$1,342	$1,178

Adjusted operating margin
Retirement	37.9%	39.3%
Investment Management	29.0%	28.0%
Employee Benefits	11.0%	3.7%
Adjusted operating margin, excluding Corporate	29.3%	28.3%
Note: Totals may not sum due to rounding.

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